EXHIBIT (24.1)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned, a director of Ecolab Inc., a Delaware corporation, does hereby make, nominate and appoint DOUGLAS M. BAKER, JR., MICHAEL C. MCCORMICK and TIMOTHY A. BEASTROM, and each of them, to be my attorney-in-fact, with full power and authority to sign his name to the Annual Report on Form 10-K of Ecolab Inc. for the fiscal year ended December 31, 2018, and all amendments thereto, provided that the Annual Report and any amendments thereto, in final form, be approved by said attorney-in-fact, and his name, when thus signed, shall have the same force and effect as though I had manually signed said document.

IN WITNESS WHEREOF, I have hereunto affixed my signature this 22nd day of February, 2019.

/s/Shari L. Ballard
Shari L. Ballard

/s/Barbara J. Beck
Barbara J. Beck

/s/Les S. Biller
Les S. Biller

/s/Stephen I. Chazen
Stephen I. Chazen

/s/Jeffrey M. Ettinger
Jeffrey M. Ettinger

/s/Arthur J. Higgins
Arthur J. Higgins

/s/Michael Larson
Michael Larson

/s/David W. MacLennan
David W. MacLennan

/s/Tracy B. McKibben
Tracy B. McKibben

/s/Lionel L. Nowell, III
Lionel L. Nowell, III

/s/Victoria J. Reich
Victoria J. Reich

/s/ Suzanne M. Vautrinot
Suzanne M. Vautrinot

/s/John J. Zillmer
John J. Zillmer